Exhibit 99.1

Investor Relations Contact:

Leslie Green

Green Communications Consulting, LLC

650-312-9060

leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Fourth Quarter and Fiscal Year 2006 Financial Results

• FY 2006 Net Revenue:	$96.8 million
• FY 2006 GAAP Net Income:	$0.6 million; $0.03 per share (diluted)
• FY 2006 Non-GAAP Net Income:	$25.5 million; $1.18 per share (diluted)
• Cash and Investment Balance Increases by $24.1 million to $89.9 million at Dec. 31, 2006 from $65.8 million at Dec. 31, 2005

MOUNTAIN VIEW, Calif. – Jan. 24, 2007 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2006.

Revenue in the fourth quarter of 2006 was $21.0 million, compared with $26.6 million in the third quarter of 2006 and with $21.2 million in the fourth quarter of 2005.

Fourth quarter 2006 net income, determined in accordance with generally accepted accounting principles (GAAP), was $1.5 million or $0.07 per share. GAAP net income included stock-based compensation expense and amortization of intangible assets. Excluding these costs, non-GAAP net income for the fourth quarter of 2006 was $5.0 million or $0.23 per share.

By comparison, GAAP net income was $3.4 million or $0.16 per share in the third quarter of 2006. Non-GAAP net income for that period, which excluded stock-based compensation expense and amortization of intangible assets, was $7.1 million or $0.33 per share.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

The company continued to generate cash from its profitable operations. Cash and short-term investments increased $5.9 million during the fourth quarter to $89.9 million at Dec. 31, 2006.

For the fiscal year ended Dec. 31, 2006, revenue was $96.8 million, up 18 percent from $81.8 million for the fiscal year ended Dec. 31, 2005. Net income, in accordance with GAAP for the year ended Dec. 31, 2006, was $0.6 million or $0.03 per share, compared with a net income of $16.4 million or $0.87 per share for the year ended Dec. 31, 2005. Non-GAAP net income for the fiscal year ended Dec. 31, 2006, was $25.5 million or $1.18 per share, excluding stock-based compensation expense and the following charges associated with the acquisition of the network search engine business from Cypress Semiconductor: amortization of intangible assets, an in-process research and development charge and the effect of a fair value adjustment to acquired inventory. Non-GAAP net income for the year ended Dec. 31, 2005 was $18.3 million or $0.97 per share, excluding amortization of stock-based compensation expense.

First Quarter 2007 Guidance

“Revenue for the fourth quarter came in below our previous projections as our customers continued to work through their excess inventory,” said Don Witmer, chief financial officer. “However, based on current ordering patterns, we believe that the excess inventory issue is behind us. As a result, we are guiding our revenue up for the first quarter of 2007 by 8 to 10 percent to be in the range of $22.7 to $23.1 million.”

Management Qualitative Comments

“We are very proud of our achievements in 2006,” said Ron Jankov, president and CEO. “In addition to 18 percent growth in our revenue and 39 percent growth in our non-GAAP net income, we delivered a strong year for R&D productivity with the launch of four major new products. Further, our patent portfolio has been recognized as one of the most powerful in the semiconductor industry. We continue to monitor many positive trends in our industry and to develop technology that will support our long-term growth. This year will be an important year for us as we focus on expanding our design win portfolio for our new products that will serve as the

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

basis of our revenue growth in 2007 and beyond. We will also continue to execute on an aggressive product and technology roadmap allowing us to further expand our addressable market and diversify our customer base. Finally, we will carefully manage our expenditures so that we can deliver maximum value to our employees and shareholders.”

2006 Highlights

•	The company was recognized by IEEE Spectrum magazine’s first annual patent survey as having one of the top 10 most powerful patent portfolios in the semiconductor industry for 2006. The IEEE Spectrum is the flagship publication of the Institute of Electrical and Electronics Engineers, the world’s largest professional technology association. The company ranked first in “Pipeline Originality,” second in “Pipeline Impact” and tenth in the overall “Pipeline Power” in the survey’s semiconductor manufacturing category. The Pipeline Power score is a measure of the overall strength and quality of a company’s patent portfolio instead of the mere quantity of patents a company acquires.

•	The company announced the launch of its NL71024 knowledge-based processor for Layers 3-4 communications and networking. The NL71024 processor, the first member of the NL7000 family, is capable of simultaneously processing either 256,000 IPv6 database entries or 1 million IPv4 entries, and handles multiple tasks at 40 Gigabits-per-second (Gbps) line rates while maintaining the lowest system power.

•	The company developed a new low-power version of its NETLiteTM NL3100 processor family specifically designed for cost-sensitive, high-volume applications, and has successfully penetrated its largest customer with this new product family.

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The company announced that it was ranked by Deloitte & Touche USA LLP as the 59th fastest growing company and the 5th fastest growing semiconductor company in North America. Deloitte’s 2006 Technology Fast 500 ranks the fastest growing technology, media, telecommunications and life sciences

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

companies in North America based on percentage revenue growth over five years, from 2001 to 2005. NetLogic Microsystems achieved an impressive growth rate of 3,964 percent during this period.

•	The company expanded its partnerships with Broadcom and Marvell for the company’s NETLite product family. The company has also entered into similar cooperative design and marketing engagements with other leading merchant switch providers including EZ-Chip and Xelerated.

•	Advanced Micro Devices, Inc. (AMD) named NetLogic Microsystems a strategic technology partner for the AMD64 Torrenza program that was launched at the 2006 AMD Technology Analyst Day. The Torrenza program incorporates NetLogic Microsystems’ NETL7 knowledge-based processors that accelerate Layer 7 content and application-aware processing, as well as complex network security functions on the AMD Opteron™ processor. The strategic partnership with AMD allows the company to effectively expand its market footprint into high-volume datacenter computing, in addition to the company’s original target markets of security appliances, communications and networking. The company also announced the availability of the NLS1000HDK in collaboration with AMD that allows NetLogic Microsystems’ NETL7 knowledge-based processor to connect directly to the AMD Opteron processor through a HyperTransport™ link.

•	The company announced the availability of its NL6000XS family of knowledge-based processors that provides the industry’s first and highest performance 500 Megahertz (MHz) device for comprehensive network-aware packet classification.

•	The company announced the launch of its second generation NL3280GLQ NETLite processor, specifically designed for cost-sensitive, high-volume applications such as entry level switches, routers and access equipment. The NL3280GLQ processor is a complete turnkey project designed by the company’s rapidly growing India Design Center (IDC) located in Bangalore, India.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

•	The company announced a collaboration with Broadcom Corporation to provide Ethernet routing solutions spanning the enterprise to the carrier market. NetLogic Microsystems’ NL3180GLQ family of NETLite processors seamlessly interface to Broadcom’s StrataXGS® III 600 Series of carrier-class Ethernet router devices to offer a multitude of intelligent packet-based protocols at wire speed on multiple gigabit Ethernet ports.

•	The company completed an acquisition of assets and intellectual property associated with Cypress Semiconductor’s standard Network Search Engine products. The company acquired Cypress’s Ayama™ 10000, Ayama 20000, and NSE70000 Network Search Engine families, as well as the Sahasra™ 50000 Algorithmic Search Engine family.

•	The company announced the launch of its new NETL7 family of Layer 7 knowledge-based processors. The first product in the NETL7 family is the NLS1000 content processor, which is the industry’s first content processor capable of processing application networking and security functions with a single 10 Gigabit-per-second engine. The high-performance NLS1000 content processor accelerates compute-intensive pattern and signature recognition tasks for enterprise and carrier-class networks, and is used to perform 10 Gbps wire-speed content inspection of packets traveling through the network. The company was also awarded its first design win for this product by one of the world’s largest providers of enterprise security solutions and services. The design win further broadens and diversifies the company’s customer base beyond its traditional networking market

Conference Call

The company will host its fourth quarter and fiscal 2006 financial results conference call today at 2:00 p.m. Pacific time. To listen to the conference call, dial 800.573.4754 ten minutes prior to the start of the call, using the passcode 99162559. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888-286-8010 and enter passcode 82440961.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

The conference call will be available via a live webcast on the investor relations section of the NetLogic Microsystems web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 3 months.

About NetLogic Microsystems

NetLogic Microsystems, Inc., a fabless semiconductor company located in Mountain View, Calif., designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors use an advanced processor architecture and a large knowledge or signature database to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking OEMs to supply network service providers with systems offering more advanced functionality for the Internet, such as application-based routing, voice transmission over the Internet, or VoIP, unified threat management (UTM) network security, virtual private networks, or VPNs, and streaming video and audio. NetLogic Microsystems’ knowledge-based processors are interoperable with industry-leading CPUs, NPUs and routing/switching processors. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NETL7 and NETLite are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenue	$21,017	$21,221	$96,806	$81,759
Cost of revenue*	7,382	7,915	36,762	33,415

Gross profit	13,635	13,306	60,044	48,344

Operating expenses:
Research and development*	9,220	5,886	36,578	21,939
In-process research and development	—	—	10,700	—
Selling, general and administrative*	3,898	3,028	15,455	10,936

Total operating expenses	13,118	8,914	62,733	32,875

Income from operations	517	4,392	(2,689)	15,469

Interest and other income, net	1,120	564	3,740	1,349

Income before income taxes	1,637	4,956	1,051	16,818

Provision for income taxes	103	(27)	459	379

Net income	$1,534	$4,983	$592	$16,439

Net income per share - Basic	$0.08	$0.28	$0.03	$0.93

Net income per share - Diluted	$0.07	$0.26	$0.03	$0.87

Shares used in calculation - Basic	20,163	17,908	19,758	17,725

Shares used in calculation - Diluted	21,147	19,418	21,107	18,992

* Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Cost of revenue	$161	$20	$548	$76
Research and development	1,976	162	7,481	814
Selling, general and administrative	1,020	172	3,878	1,007

Total	$3,157	$354	$11,907	$1,897

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, an in-process research and development charge and a fair value adjustment of the acquired inventory resulting from the acquisition of NSE assets of Cypress Semiconductor Corporation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP earnings per share.

We exclude stock-based compensation to calculate non-GAAP net income and non-GAAP earnings per share for the three- and twelve-month periods ended December 31, 2006 to allow for a better comparison of results in the current period to those in prior periods that did not include FAS 123(R) stock-based compensation.

In addition, we exclude an in-process research and development charge and a fair value adjustment related to acquired inventory, which are considered one-time expenses, as well as amortization of intangibles resulting from our recent acquisition of Cypress’ NSE assets. We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated January 24, 2007 that we have submitted to the Securities and Exchange Commission.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
GAAP net income (loss)	$1,534	$4,983	$592	$16,439

Reconciling items:
Stock-based compensation	3,157	354	11,907	1,897
In-process research and development	—	—	10,700	—
Amortization of intangible assets	325	—	1,974	—
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—	—	288	—

Non-GAAP net income	$5,016	$5,337	$25,461	$18,336

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Diluted:
GAAP net income per share	$0.07	$0.26	$0.03	$0.87

Reconciling items:
Stock-based compensation	0.15	0.01	0.55	0.10
In-process research and development	—	—	0.50	—
Amortization of intangible assets	0.01	—	0.09	—
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—	—	0.01	—

Non-GAAP net income per share - Diluted	$0.23	$0.27	$1.18	$0.97

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED NET INCOME PER SHARE CALCULATION TO

THE SHARES USED FOR NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Shares used in calculation - Diluted (GAAP)	21,147	19,418	21,107	18,992

The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	348	—	390	—

Shares used in calculation - Diluted (non-GAAP)	21,495	19,418	21,497	18,992

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(UNAUDITED)

	Three months ended				Twelve months ended
	December 31, 2006		December 31, 2005		December 31, 2006		December 31, 2005
Total GAAP gross margin	$13,635	64.9%	$13,306	62.7%	$60,044	62.0%	$48,344	59.1%
Reconciling items:
Stock-based compensation	161	0.8%	20	0.1%	548	0.6%	76	0.1%
Amortization of intangible assets	325	1.5%	—		1,974	2.0%	—
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—		—		288	0.3%	—

Total Non-GAAP gross margin	$14,121	67.2%	$13,326	62.8%	$62,854	64.9%	$48,420	59.2%

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2006 Results

Jan. 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$50,752	$65,788
Short-term investments	39,127	—
Accounts receivable, net	7,736	5,972
Inventory	10,703	8,822
Prepaid expenses and other current assets	1,387	832

Total current assets	109,705	81,414

Property and equipment, net	5,530	4,012
Goodwill	37,069	—
Intangible asset	5,362	—
Other assets	103	103

Total assets	$157,769	$85,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,930	$8,458
Accrued liabilities	7,353	7,434
Deferred revenue	54	—
Capital lease obligations, current	1,382	360

Total current liabilities	13,719	16,252

Capital lease obligations, long-term	1,243	327
Other liabilities	283	294

Total liabilities	15,245	16,873

Stockholders’ equity:
Common stock and additional paid-in capital	224,851	152,559
Notes receivable from stockholders	—	(44)
Deferred stock-based compensation	(182)	(1,114)
Accumulated other comprehensive income	8	—
Accumulated deficit	(82,153)	(82,745)

Total stockholders’ equity	142,524	68,656

Total liabilities and stockholders’ equity	$157,769	$85,529